Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings of $43.3 Million for First Quarter Fiscal Year 2020 and Dividends of $0.30 Per Share
Highlights for the First Quarter of Fiscal Year 2020 (all quarterly comparisons in this document refer to the fourth quarter of fiscal year 2019, except as noted)
•Net income was $43.3 million, or $0.77 per diluted share, compared to $50.3 million, or $0.89 per diluted share
•Net interest margin decreased 2 basis points to 3.68% while adjusted net interest margin1, 2 decreased 4 basis points to 3.65%
•Expense control remained strong with an efficiency ratio1 of 46.2%
•Total loans were $9.63 billion, a decline of $80.5 million, or 0.8%
•Total deposits were $10.09 billion, a decrease of $211.8 million, or 2.1%
•Net charge-offs recognized were 0.25% of average total loans on an annualized basis, down from 0.31% of average total loans on an annualized basis, while other key asset quality metrics including nonaccrual loans, watch loans, substandard loans and other repossessed property deteriorated during the quarter due to downgrades on a small number of agriculture and agriculture-related exposures
•The Company's Board of Directors declared a quarterly dividend of $0.30 per share
Sioux Falls, SD - January 28, 2020 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $43.3 million, or $0.77 per diluted share, for the first quarter of fiscal year 2020, compared to net income of $50.3 million, or $0.89 per diluted share, for the fourth quarter of fiscal year 2019.
"We are pleased with the start to our 2020 fiscal year with good earnings underpinned by us managing the cost of our deposits and expenses well," said Ken Karels, Chairperson of the Board, President and Chief Executive Officer. "While we have seen substandard loan balances increase through the quarter due to the migration of a small number of individual exposures, we feel comfortable with our strategies of working with customers to rehabilitate or exit many of these relationships."
Net Interest Income and Net Interest Margin2
Net interest income was $106.7 million, a decrease of $1.5 million, or 1.4%. The decrease was due to lower loan interest income as a result of a decrease in average loans outstanding, combined with a $2.0 million net reversal of interest income on loans moved to nonaccrual during the quarter, partially offset by a 20 basis point decrease in the cost of deposits.
Net interest margin was 3.68% and 3.70% for the quarters ended December 31, 2019 and September 30, 2019, respectively. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.65% and 3.69%, respectively, for the same periods. The lower margins were primarily driven by the yield on loans, which included a 7 basis point reduction in net interest margin due to the net reversal of interest income noted above, partially offset by a 20 basis point decrease in the cost of deposits to 0.86%.
Total loans outstanding were $9.63 billion as of December 31, 2019, a decrease of $80.5 million, or 0.8%. The decline in loans during the quarter was mainly attributable to the commercial non-real estate segment of the portfolio, which decreased by $43.5 million, or 2.5%, due to disbursement transaction timing within our mortgage warehouse lending, a reduction in the agriculture segment of $28.0 million, or 1.4%, primarily due to the workout of a small number of large relationships and a decrease of $7.7 million, or 0.2%, in CRE impacted by a number of loans refinancing with other institutions due to lower rates.
Total deposits were $10.09 billion as of December 31, 2019, a decrease of $211.8 million, or 2.1%, due to a reduction in the use of brokered deposits offset by increases in both consumer and business deposits. Interest-bearing deposits were $8.06 billion, a 3.4% decrease, and noninterest-bearing deposits were $2.03 billion, a 3.8% increase. FHLB and other borrowings increased by $235.0 million, or 69.1%, due to favorable rates making them a more cost-effective source of funding.
Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $8.1 million, an increase of $6.1 million. Net charge-offs were $6.1 million, or 0.25% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the agriculture and commercial non-real estate segments of the loan portfolio. The ratio of allowance for loan and lease losses ("ALLL") to total loans increased to 0.76% as of December 31, 2019 from 0.73% as of September 30, 2019.
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1 This is a non-GAAP financial measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
1-

Exhibit 99.1
Included within total loans are approximately $772.2 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $6.2 million of the fair value adjustment for these loans relates to credit risk, or 0.06% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.12% of total loans.
Nonaccrual loans were $156.1 million as of December 31, 2019, representing an increase of $48.9 million, or 45.6%, related primarily to a small number of agriculture loans identified as we continue to work through the higher risk credits. Loans graded "Watch" increased $10.7 million, or 2.6%, to $416.3 million, and loans graded "Substandard" increased $167.6 million, or 35.5%, to $640.1 million. The increase in loans graded "Substandard" was primarily due to downgrades in the agriculture and agriculture-related commercial non-real estate segments, with a small number of downgrades in the commercial non-real estate segment. Total other repossessed property balances were $39.5 million as of December 31, 2019, an increase of $2.7 million, or 7.4%.
Total credit-related charges for the current quarter increased compared to the previous quarter and the comparable quarter of fiscal year 2019. A summary of total credit-related charges incurred during the current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the three months ended:
Item	Included within F/S Line Item(s):	December 31, 2019	September 30, 2019	December 31, 2018
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$8,103	$1,982	$5,215
Net other repossessed property charges	Net loss on repossessed property and other related expenses	342	305	3,063
Net reversal (recovery) of interest income on nonaccrual loans	Interest income on loans	2,006	(157)	(41)
Loan fair value adjustment related to credit	Net increase in fair value of loans at fair value	2,134	2,085	1,184
Total		$12,585	$4,215	$9,421
Noninterest Income
Noninterest income was $15.7 million, an increase of $0.7 million, or 4.7%. The increase was primarily due to an increase of $0.6 million, or 27.6%, in wealth management fees as a result of the purchase and assumption of management of trust assets in Colorado during the quarter. Included within noninterest income is the net change in fair value of loans for which the Company has elected the fair value option and the net realized and unrealized gain (loss) of the related derivatives which generated a negligible change over the prior quarter.
Noninterest Expense
Total noninterest expense was $56.9 million, an increase of $1.7 million, or 3.1%. The majority of the increase was due to a $2.8 million increase in salaries and employee benefits, driven primarily by items related to fiscal year-end including vesting of share-based awards, incentive compensation and related payroll taxes as well as an increase in recruiting expense. In addition, data processing and communication expense decreased $0.8 million, or 12.6%, due to higher annual licensing and marketing campaign communication costs in the prior quarter.
The efficiency ratio1 was 46.2%, an increase from 44.5%, mainly due to due to the net reversal of interest income and higher salaries and employee benefits discussed previously.
Provision for Income Taxes
The provision for income taxes for the quarter ended December 31, 2019 was $12.6 million, reflecting an effective tax rate of 22.5%, compared to an effective tax rate of 22.1% in the prior quarter.
Capital
Tier 1 and total capital ratios were 12.0% and 13.0%, respectively, as of December 31, 2019, compared to 11.7% and 12.7% as of September 30, 2019. The common equity tier 1 capital ratio and tier 1 leverage ratio were 11.3% and 10.4%, respectively, as of December 31, 2019 compared to 11.0% and 10.1% as of September 30, 2019. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On January 28, 2020, the Company’s Board of Directors declared a dividend of $0.30 per common share payable on February 26, 2020 to stockholders of record as of close of business on February 12, 2020. The aggregate dividend payment will be approximately $16.9 million.
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Exhibit 99.1
Business Outlook
"We expect loan growth to be modest for the remainder of the fiscal year as we work through some of our substandard loan balances and our emphasis on sound loan underwriting standards," added Karels. "We have begun to see improvements in operating performance of our dairy segment that continue to support our strategy with the portfolio."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the first quarter of fiscal year 2020 on Thursday, January 28, 2020 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on February 11, 2020. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10137768. International callers should dial (412) 317-0088 and enter the same conference ID number.
Annual Stockholder Meeting
The Company's Board of Directors has set the Great Western Bancorp, Inc. Annual Stockholder Meeting for Tuesday, February 4, 2020. The meeting will commence at 9:00 a.m. Mountain Time, at The Phoenician, 6000 E. Camelback Road, Scottsdale, Arizona. The record date for determination of stockholders entitled to notice of, and to vote at, the Annual Stockholder Meeting was December 9, 2019.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment, strategies for managing troubled loans, and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the three months ended:
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$133,060	$140,257	$139,623	$135,328	$133,551
Interest expense	26,364	32,061	32,570	30,411	27,167
Noninterest income	15,733	15,023	10,766	18,223	16,720
Noninterest expense	56,930	55,212	56,000	56,580	57,106
Provision for loan and lease losses	8,103	1,982	26,077	7,673	5,215
Net income	43,274	50,285	26,783	44,511	45,786
Common shares outstanding	56,382,915	56,283,659	56,939,032	56,938,435	56,938,435
Weighted average diluted common shares outstanding	56,457,967	56,804,172	57,110,103	57,074,674	58,039,292
Earnings per common share - diluted	$0.77	$0.89	$0.47	$0.78	$0.79
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.68%	3.70%	3.70%	3.75%	3.81%
Adjusted net interest margin (FTE) ¹ ²	3.65%	3.69%	3.71%	3.76%	3.81%
Return on average total assets ²	1.34%	1.55%	0.84%	1.44%	1.48%
Return on average common equity ²	9.0%	10.6%	5.8%	9.9%	10.0%
Return on average tangible common equity ¹ ²	15.0%	17.6%	9.7%	16.9%	17.1%
Efficiency ratio ¹	46.2%	44.5%	47.2%	45.6%	46.1%
Capital:
Tier 1 capital ratio	12.0%	11.7%	11.3%	11.4%	11.1%
Total capital ratio	13.0%	12.7%	12.4%	12.4%	12.1%
Tier 1 leverage ratio	10.4%	10.1%	10.0%	10.2%	10.1%
Common equity tier 1 ratio	11.3%	11.0%	10.6%	10.7%	10.4%
Tangible common equity / tangible assets ¹	9.7%	9.6%	9.3%	9.2%	9.0%
Book value per share - GAAP	$34.06	$33.76	$33.04	$32.53	$31.82
Tangible book value per share ¹	$20.77	$20.52	$19.94	$19.43	$18.72
Asset Quality:
Nonaccrual loans	$156,113	$107,191	$118,060	$121,616	$138,944
Other repossessed property	$39,490	$36,764	$36,393	$32,450	$22,224
Nonaccrual loans / total loans	1.62%	1.10%	1.19%	1.24%	1.42%
Net charge-offs (recoveries)	$6,096	$7,754	$17,534	$5,863	$3,562
Net charge-offs (recoveries) / average total loans ²	0.25%	0.31%	0.72%	0.25%	0.15%
Allowance for loan and lease losses / total loans	0.76%	0.73%	0.77%	0.70%	0.68%
Watch-rated loans	$416,259	$405,549	$220,883	$301,099	$321,593
Substandard loans	$640,121	$472,497	$475,999	$258,946	$252,521

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the three months ended:
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Interest income
Loans	$119,431	$126,779	$126,392	$123,432	$122,331
Investment securities	11,498	10,935	11,430	9,957	9,189
Federal funds sold and other	608	1,056	377	497	541
Total interest income	131,537	138,770	138,199	133,886	132,061
Interest expense
Deposits	21,940	27,211	28,615	27,098	23,794
FHLB advances and other borrowings	3,113	3,487	2,538	1,923	2,003
Subordinated debentures and subordinated notes payable	1,311	1,363	1,417	1,390	1,370
Total interest expense	26,364	32,061	32,570	30,411	27,167
Net interest income	105,173	106,709	105,629	103,475	104,894
Provision for loan and lease losses	8,103	1,982	26,077	7,673	5,215
Net interest income after provision for loan and lease losses	97,070	104,727	79,552	95,802	99,679
Noninterest income
Service charges and other fees	11,409	11,674	10,321	10,209	11,689
Wealth management fees	2,964	2,322	2,234	2,117	2,241
Mortgage banking income, net	1,612	1,482	1,055	991	1,320
Net gain (loss) on sale of securities	—	13	322	—	(513)
Net (decrease) increase in fair value of loans at fair value	(14,933)	11,749	16,429	14,018	19,216
Net realized and unrealized gain (loss) on derivatives	13,516	(13,191)	(20,904)	(11,032)	(18,317)
Other	1,165	974	1,309	1,920	1,084
Total noninterest income	15,733	15,023	10,766	18,223	16,720
Noninterest expense
Salaries and employee benefits	35,905	33,099	33,899	34,537	34,770
Data processing and communication	5,773	6,602	6,234	5,964	5,278
Occupancy and equipment	5,093	5,185	4,934	5,539	5,126
Professional fees	3,764	3,398	3,923	3,970	3,288
Advertising	865	1,194	1,145	1,216	938
Net loss on repossessed property and other related expenses	342	305	595	404	3,063
Other	5,188	5,429	5,270	4,950	4,643
Total noninterest expense	56,930	55,212	56,000	56,580	57,106
Income before income taxes	55,873	64,538	34,318	57,445	59,293
Provision for income taxes	12,599	14,253	7,535	12,934	13,507
Net income	$43,274	$50,285	$26,783	$44,511	$45,786

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Assets
Cash and cash equivalents	$247,421	$243,474	$225,356	$282,638	$276,760
Investment securities	1,904,291	1,783,208	1,799,430	1,763,305	1,531,916
Total loans	9,626,224	9,706,763	9,886,971	9,770,911	9,767,476
Allowance for loan and lease losses	(72,781)	(70,774)	(76,546)	(68,003)	(66,193)
Loans, net	9,553,443	9,635,989	9,810,425	9,702,908	9,701,283
Goodwill	740,562	739,023	739,023	739,023	739,023
Other assets	399,803	386,607	380,662	342,288	324,659
Total assets	$12,845,520	$12,788,301	$12,954,896	$12,830,162	$12,573,641
Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,029,872	$1,956,025	$1,936,986	$1,824,507	$1,879,883
Interest-bearing deposits	8,058,656	8,344,314	8,298,958	8,643,876	8,233,364
Total deposits	10,088,528	10,300,339	10,235,944	10,468,383	10,113,247
Securities sold under agreements to repurchase	66,289	68,992	56,925	62,537	56,649
FHLB advances and other borrowings	575,000	340,000	605,000	275,000	410,000
Other liabilities	195,034	178,721	175,899	171,848	181,737
Total liabilities	10,924,851	10,888,052	11,073,768	10,977,768	10,761,633
Stockholders' equity	1,920,669	1,900,249	1,881,128	1,852,394	1,812,008
Total liabilities and stockholders' equity	$12,845,520	$12,788,301	$12,954,896	$12,830,162	$12,573,641

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of		Fiscal year-to-date:
	December 31, 2019	September 30, 2019	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$496,156	$463,757	$32,399	7.0%
Owner-occupied CRE	1,380,773	1,411,199	(30,426)	(2.2)%
Non-owner-occupied CRE	2,827,484	2,853,131	(25,647)	(0.9)%
Multifamily residential real estate	380,301	364,323	15,978	4.4%
Commercial real estate	5,084,714	5,092,410	(7,696)	(0.2)%
Agriculture	1,980,678	2,008,644	(27,966)	(1.4)%
Commercial non-real estate	1,676,426	1,719,956	(43,530)	(2.5)%
Residential real estate	811,735	812,208	(473)	(0.1)%
Consumer	50,697	51,925	(1,228)	(2.4)%
Other ¹	46,875	47,541	(666)	(1.4)%
Total unpaid principal balance	9,651,125	9,732,684	(81,559)	(0.8)%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(24,901)	(25,921)	1,020	(3.9)%
Total loans	$9,626,224	$9,706,763	$(80,539)	(0.8)%
[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

6-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$32,803	$608	7.37%	$39,617	$1,056	10.58%	$91,780	$541	2.34%
Investment securities	1,904,350	11,498	2.40%	1,822,670	10,935	2.38%	1,491,285	9,189	2.44%
Non-ASC 310-30 loans, net ³	9,554,161	119,232	4.96%	9,693,395	126,410	5.17%	9,435,901	121,851	5.12%
ASC 310-30 loans, net	52,296	1,722	13.10%	54,141	1,856	13.60%	67,834	1,970	11.52%
Loans, net	9,606,457	120,954	5.01%	9,747,536	128,266	5.22%	9,503,735	123,821	5.17%
Total interest-earning assets	11,543,610	133,060	4.59%	11,609,823	140,257	4.79%	11,086,800	133,551	4.78%
Noninterest-earning assets	1,267,983			1,238,412			1,186,821
Total assets	$12,811,593	$133,060	4.13%	$12,848,235	$140,257	4.33%	$12,273,621	$133,551	4.32%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,977,084			$1,903,177			$1,865,295
Interest-bearing deposits	6,306,861	$13,373	0.84%	6,241,782	$17,211	1.09%	6,148,755	$15,736	1.02%
Time deposits	1,847,954	8,567	1.84%	2,054,370	10,000	1.93%	1,937,295	8,058	1.65%
Total deposits	10,131,899	21,940	0.86%	10,199,329	27,211	1.06%	9,951,345	23,794	0.95%
Securities sold under agreements to repurchase	66,527	31	0.19%	62,302	40	0.25%	79,849	57	0.28%
FHLB advances and other borrowings	497,034	3,082	2.47%	512,924	3,447	2.67%	242,495	1,946	3.18%
Subordinated debentures and subordinated notes payable	108,663	1,311	4.80%	108,622	1,363	4.98%	108,483	1,370	5.01%
Total borrowings	672,224	4,424	2.62%	683,848	4,850	2.81%	430,827	3,373	3.11%
Total interest-bearing liabilities	10,804,123	$26,364	0.97%	10,883,177	$32,061	1.17%	10,382,172	$27,167	1.04%
Noninterest-bearing liabilities	98,951			79,273			74,397
Stockholders' equity	1,908,519			1,885,785			1,817,052
Total liabilities and stockholders' equity	$12,811,593			$12,848,235			$12,273,621
Net interest spread			3.16%			3.16%			3.28%
Net interest income and net interest margin (FTE)		$106,696	3.68%		$108,196	3.70%		$106,384	3.81%
Less: Tax equivalent adjustment		1,523			1,487			1,490
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$105,173	3.62%		$106,709	3.65%		$104,894	3.75%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.4 million and $0.0 million for the first quarter of fiscal years 2020 and 2019, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[3] Interest income includes $0.6 million and $0.4 million for the first quarter of fiscal years 2020 and 2019, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our tangible net income and return on average tangible common equity. Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information based on our cash payments and receipts during the applicable period.
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Exhibit 99.1
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non-ASC 310-30 loans and adjusted yield on non-ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the three months ended:
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands except share and per share amounts)
Tangible net income and return on average tangible common equity:
Net income - GAAP	$43,274	$50,285	$26,783	$44,511	$45,786
Add: Amortization of intangible assets, net of tax	377	315	335	343	344
Tangible net income	$43,651	$50,600	$27,118	$44,854	$46,130

Average common equity	$1,908,519	$1,885,785	$1,864,132	$1,822,940	$1,817,052
Less: Average goodwill and other intangible assets	748,146	745,349	745,718	746,107	746,503
Average tangible common equity	$1,160,373	$1,140,436	$1,118,414	$1,076,833	$1,070,549

Return on average common equity *	9.0%	10.6%	5.8%	9.9%	10.0%
Return on average tangible common equity **	15.0%	17.6%	9.7%	16.9%	17.1%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$105,173	$106,709	$105,629	$103,475	$104,894
Add: Tax equivalent adjustment	1,523	1,487	1,424	1,442	1,490
Net interest income (FTE)	106,696	108,196	107,053	104,917	106,384
Add: Current realized derivative gain (loss)	(890)	(127)	321	405	21
Adjusted net interest income (FTE)	$105,806	$108,069	$107,374	$105,322	$106,405

Average interest-earning assets	$11,543,610	$11,609,823	$11,617,521	$11,345,559	$11,086,800
Net interest margin (FTE) *	3.68%	3.70%	3.70%	3.75%	3.81%
Adjusted net interest margin (FTE) **	3.65%	3.69%	3.71%	3.76%	3.81%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$117,709	$124,923	$124,098	$121,528	$120,361
Add: Tax equivalent adjustment	1,523	1,487	1,424	1,442	1,490
Interest income (FTE)	119,232	126,410	125,522	122,970	121,851
Add: Current realized derivative gain (loss)	(890)	(127)	321	405	21
Adjusted interest income (FTE)	$118,342	$126,283	$125,843	$123,375	$121,872

Average non-ASC 310-30 loans	$9,554,161	$9,693,395	$9,699,433	$9,615,096	$9,435,901
Yield (FTE) *	4.96%	5.17%	5.19%	5.19%	5.12%
Adjusted yield (FTE) **	4.93%	5.17%	5.20%	5.20%	5.12%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.
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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the three months ended:
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands except share and per share amounts)

Efficiency ratio:
Total revenue - GAAP	$120,906	$121,732	$116,395	$121,698	$121,614
Add: Tax equivalent adjustment	1,523	1,487	1,424	1,442	1,490
Total revenue (FTE)	$122,429	$123,219	$117,819	$123,140	$123,104

Noninterest expense	$56,930	$55,212	$56,000	$56,580	$57,106
Less: Amortization of intangible assets	427	366	385	394	394
Tangible noninterest expense	$56,503	$54,846	$55,615	$56,186	$56,712

Efficiency ratio *	46.2%	44.5%	47.2%	45.6%	46.1%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,920,669	$1,900,249	$1,881,128	$1,852,394	$1,812,008
Less: Goodwill and other intangible assets	749,481	745,197	745,563	745,947	746,341
Tangible common equity	$1,171,188	$1,155,052	$1,135,565	$1,106,447	$1,065,667

Total assets	$12,845,520	$12,788,301	$12,954,896	$12,830,162	$12,573,641
Less: Goodwill and other intangible assets	749,481	745,197	745,563	745,947	746,341
Tangible assets	$12,096,039	$12,043,104	$12,209,333	$12,084,215	$11,827,300

Tangible common equity to tangible assets	9.7%	9.6%	9.3%	9.2%	9.0%

Tangible book value per share:
Total stockholders' equity	$1,920,669	$1,900,249	$1,881,128	$1,852,394	$1,812,008
Less: Goodwill and other intangible assets	749,481	745,197	745,563	745,947	746,341
Tangible common equity	$1,171,188	$1,155,052	$1,135,565	$1,106,447	$1,065,667

Common shares outstanding	56,382,915	56,283,659	56,939,032	56,938,435	56,938,435
Book value per share - GAAP	$34.06	$33.76	$33.04	$32.53	$31.82
Tangible book value per share	$20.77	$20.52	$19.94	$19.43	$18.72

GREAT WESTERN BANCORP, INC.
Media and Investor Relations Contacts:
Peter Chapman, 605.373.3198
peter.chapman@greatwesternbank.com
Seth Artz, 605.988.9523
seth.artz@greatwesternbank.com

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